UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 4, 2008, The Phoenix Companies, Inc. posted the following to its internal web site:

Proxy voting: get your questions answered

Are you confused by all of the proxy mailings you are receiving at home? Representatives from our proxy solicitor, Morrow & Co., will be available in Hartford and Albany to answer your questions about the election at this year’s Annual Meeting of Shareholders and to collect proxy cards. Ron Aldridge, vice president, Investor Relations, will also be available at the Hartford event.

Hartford Cafeteria	Albany Front Lobby
Wednesday, April 9	Thursday, April 10
11:30 a.m. – 1:30 p.m.	11:30 a.m. – 1:30 p.m.

If you hold shares through more than one channel (for example, through the 401(k) and the Employee Stock Purchase Plan), you will receive separate mailings for each account. And because we are in a proxy contest, each account will receive multiple mailings of the proxy card. Feel free to bring all of the proxy cards you have received for help in making sure you vote all of your shares.

Employees in Greenfield who have questions or need help can call Morrow & Co. directly, toll-free at (800) 414-4313.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

AND PARTICIPANTS THEREIN

In connection with our 2008 Annual Meeting, we have filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers are deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. Our shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.